Exhibit 99.2

City Office REIT, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

As previously announced, on November 18, 2014, City Office REIT, Inc. closed on the acquisition of a two-storey, 124,500 square foot office building in the University / Research Park submarket of Orlando, Florida (“Florida Research Park”). The contract purchase price for the two-storey building office property was $26.5 million, exclusive of closing costs. The acquisition was financed with a $17.0 million mortgage that has been fixed at a 4.44% interest rate for 10 years. The remainder of the acquisition was financed through cash on hand and borrowings from the Secured Credit Facility.

The accompanying unaudited Pro Forma Consolidated Balance Sheet is presented to reflect the historical consolidated balance sheet of the Company at September 30, 2014 (which includes the acquisition of Plaza 25 and Lake Vista Pointe properties), and the acquisition of the Florida Research Park property as if they had all been completed on September 30, 2014. Since the Company had no operations prior to completion of the IPO and related Formation Transactions on April 21, 2014, the accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013 is presented to reflect the historical results of operations of the Company’s predecessor for the year ended December 31, 2013 and the IPO, the related Formation Transactions (derived from the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013, included in the Company’s Prospectus filing on Form 424B4 filed with the SEC on April 16, 2014), and the acquisitions of Plaza 25, Lake Vista Pointe and Florida Research Park properties as if they had all been completed on January 1, 2013. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2014 reflects the historical operations of the Predecessor for the period from January 1, 2014 through April 20, 2014 and the historical results of operations of the Company for the period from April 21, 2014 through September 30, 2014 and are presented as if the IPO and related Formation Transactions, and the acquisitions of Plaza 25, Lake Vista Pointe and Florida Research Park properties were completed on January 1, 2013.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the acquisition of the property and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the acquisition had actually occurred on January 1, 2013. Accordingly, the unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the acquisition of the property occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it. The unaudited Pro Forma Consolidated Financial Statements exclude any non-recurring charges or credits directly attributable to the acquisition.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of September 30, 2014

(Unaudited)

	City Office
	REIT, Inc.	Florida		Pro Forma
	Prior to	Research Park		Refelecting
	Acquisition	Acquisition		Acquisition
Assets
Real estate properties, net	189,813,558	21,036,983	(A)	210,850,541
Cash and cash equivalents	8,855,196	(1,113,608)	(C)	7,741,588
Restricted cash	13,184,871			13,184,871
Rents receivable, net	7,372,062			7,372,062
Deferred financing costs, net of accumulated amortization	2,919,700	88,807	(C)	3,008,507
Deferred leasing costs, net of accumulated amortization	2,478,801			2,478,801
Acquired lease intangibles assets, net	26,995,279	5,463,017	(A)	32,458,296
Prepaid expenses and other assets	546,298	63,412	(B)	609,710

Total Assets	252,165,765	25,538,611		277,704,376

Liabilities and Equity

Liabilities:
Debt	179,604,305	25,500,000	(C)	205,104,305
Accounts payable and accrued liabilities	4,201,127	38,611	(B)	4,239,738
Deferred rent	2,648,850			2,648,850
Tenant rent deposits	1,842,820			1,842,820
Acquired lease intangibles liability, net	649,234			649,234
Dividends payable	2,689,532			2,689,532
Earn-out liability	8,000,000			8,000,000

Total Liabilities	199,635,868	25,538,611		225,174,479

Commitments and Contingencies

Equity
Stockholders’ Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 8,192,915 shares issued and outstanding	81,929	—		81,929
Additional paid in capital	45,503,697	—		45,503,697
Accumulated deficit	(7,136,038)	—		(7,136,038)

Total Stockholders’ and Predecessor Equity	38,449,588	—		38,449,588

Operating Partnership noncontrolling interests	14,816,720	—		14,816,720
Noncontrolling interests in properties	(736,411)	—		(736,411)

Total Equity	52,529,897	—		52,529,897

Total Liabilities and Stockholder Equity	252,165,765	25,538,611		277,704,376

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2014

(Unaudited)

	City Office REIT, Inc. Prior to Acquisitions	Florida Research Park Acquisition (Note 2)	Third Quarter Acquisition - Lake Vista Pointe Acquisition (Note 3)	Second Quarter Acquisition - Plaza 25 (Note 4)	Other Pro Forma Adjustments (Note 5)			Pro Forma Reflecting Acquisitions
Revenue:
Rental income	$23,987,891	$1,842,335	$855,463	$1,522,682	$—			$28,208,371
Expense reimbursement	1,796,567	348,323	488,932	87,631	—			2,721,453
Other	589,631	681	—	3,551	—			593,863

Total Revenues	26,374,089	2,191,339	1,344,395	1,613,864	—			31,523,687

Operating Expenses:
Property operating expenses	7,304,371	75,509	277,417	558,365	—			8,215,662
Insurance	489,471	36,507	21,539	14,912	—			562,429
Property taxes	1,775,641	231,863	202,453	231,003	—			2,440,960
Property management fees	619,497	—	24,632	29,943	—			674,072
Acquisition costs	1,551,347	10,650	—	—	—			1,561,997
Base management fee	411,471	—	—	—	326,973	(AA	)	738,444
Stock based compensation	667,347	—	—		543,216	(BB	)	1,210,563
General and administrative	821,379	—	—	—	521,121	(CC	)	1,342,500
Depreciation and amortization	10,633,593	1,064,704	680,983	878,554	—			13,257,834

Total Operating Expenses	24,274,117	1,419,233	1,207,024	1,712,777	1,391,310			30,004,461

Operating Income	2,099,972	772,106	137,371	(98,913)	(1,391,310)			1,519,226

Interest Expense:
Contractual interest expense	(5,821,533)	(750,975)	(573,530)	—	740,995	(DD	)	(6,405,043)
Amortization of deferred financing costs	(1,288,714)	(6,626)	—	—	823,401	(DD	)	(471,939)
Loss on early extinguishment of Predecessor debt	(1,654,828)	—	—	—	1,654,828	(DD	)	—

	(8,765,075)	(757,601)	(573,530)	—	3,219,224			(6,876,982)
Change in fair value of earn-out	(1,047,515)	—	—	—	—			(1,047,515)
Gain on equity investment	4,474,644	—	—	—	(4,474,644)	(EE	)	—

Net (loss)/income	(3,237,974)	14,505	(436,159)	(98,913)	(2,646,730)			(6,405,271)
Less:
Net loss attributable to noncontrolling interests in properties	(8,326)	—	—	—	—			(8,326)
Net income attributable to Predecessor	(1,973,197)	—	—	—	1,973,197	(FF	)	—
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	1,508,097	—	—	—	314,247			1,822,344

Net (loss)/income attributable to stockholders	(3,711,400)	14,505	(436,159)	(98,913)	(359,286)			(4,591,253)

Pro forma weighted average common shares outstanding - basic and diluted								8,133,940
Pro forma basic and diluted loss per share								(0.56)

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2013

(Unaudited)

	Pro Forma
	City Office	Florida	Lake Vista		Pro
	REIT Inc.	Research Park	Pointe	Plaza 25	Forma
	Prior to	Acquisition	Acquisition	Acquisition	Reflecting
	Acquisitions	(Note 2)	(Note 3)	(Note 4)	Acquisitions
Revenue:
Rental income	29,598,376	2,456,447	1,178,787	3,000,086	36,233,696
Expense reimbursement	2,185,817	404,736	796,694	184,733	3,571,980
Other	785,162	2,497	—	4,841	792,500

Total Revenues	32,569,355	2,863,680	1,975,481	3,189,660	40,598,176
Operating Expenses:
Property operating expenses	8,873,869	73,805	520,172	1,136,854	10,604,700
Insurance	610,906	49,704	39,851	34,131	734,592
Property taxes	1,805,440	272,430	368,526	543,211	2,989,607
Property acquisition costs	1,479,292	—	—	—	1,479,292
Base management fee	951,365	—	—	—	951,365
General and administrative	1,477,000	—	—	—	1,477,000
Property management fees	665,325	15,225	79,696	63,914	824,160
Stock based compensation	1,467,792	—	—	—	1,467,792
Depreciation and amortization	13,065,765	1,424,473	1,248,073	2,124,311	17,862,622

Total Operating Expenses	30,396,754	1,835,637	2,256,318	3,902,421	38,391,130

Operating Income	2,172,601	1,028,043	(280,837)	(712,761)	2,207,046
Aborted transaction cost	(1,983,195)	—	—	—	(1,983,195)
Interest expense, net	(7,197,139)	(1,010,135)	(975,688)	—	(9,182,962)
Equity in (loss) / income of unconsolidated entity	—		—	—	—

Net (loss) / income	(7,007,733)	17,908	(1,256,525)	(712,761)	(8,959,111)
Net income attributable to properties	(190,624)	—	—	—	(190,624)

	(7,198,357)	17,908	(1,256,525)	(712,761)	(9,149,735)
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	2,358,069	—	—	—	2,358,069

Net (loss) / income attributable to City Office REIT, Inc.	(4,840,288)	17,908	(1,256,525)	(712,761)	(6,791,666)

Pro forma weighted average common shares outstanding - basic and diluted					8,133,940
Pro forma basic earnings per share					(0.83)

City Office REIT, Inc.

Notes and Management’s Assumption to Unaudited Pro Forma Consolidated

Financial Statements

Basis of Pro Forma Presentation

1. Notes to the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2014

(A) The acquisition of the Florida Research Park was accounted for using preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition and are therefore subject to change.

(B) Reflects the working capital acquired and assumed through the Florida Research Park acquisition.

(C) Reflects the cash paid, mortgage loan, borrowings under the Secured Credit Facility and related deferred financing costs established upon the acquisition of Florida Research Park.

2. Notes to the Unaudited Pro Forma Consolidated Statements of Operations for the nine month period ended September 30, 2014 and the year ended December 31, 2013

Revenues and property expenses for the Florida Research Park acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expenses related to the Company borrowings, under the mortgage loan, are at a fixed rate of 4.44%.

3. Third Quarter Acquisition – Lake Vista Pointe

During the third quarter of 2014, the Company acquired the Lake Vista Pointe property. Financial results for the year ended December 31, 2013 and other information relating to the Lake Vista Pointe acquisition was included in a previously filed form 8-K/A, filed on October 2, 2014. Financial results for the nine months ended September 30, 2014 and the year ended December 31, 2013, related to the Lake Vista Pointe property prior to its acquisition on July 18, 2014, represents the results of operations under the previous owners on a Pro Forma basis, with the exception of depreciation expense which has been based on the preliminary estimates of fair value for the tangible and intangible assets acquired. Financial results since the acquisition are included in the Company’s historical consolidated results of the operations for the nine months ended September 30, 2014.

4. Second Quarter Acquisition – Plaza 25

During the second quarter of 2014, the Company acquired the Plaza 25 property. Financial results for the year ended December 31, 2013 and other information relating to the Plaza 25 acquisition was included in a previously filed form 8-K/A, filed on August 8, 2014. Financial results for the nine months ended September 30, 2014 and the year ended December 31, 2013, related to the Plaza 25 property prior to its acquisition on June 4, 2014, represents the results of operations under the previous owners on a Pro Forma basis, with the exception of depreciation expense which has been based on the preliminary estimates of fair value for the tangible and intangible assets acquired. Financial results since the acquisition are included in the Company’s historical consolidated results of the operations for the nine months ended September 30, 2014.

5. Other Pro Forma Adjustments

(AA) City Office will pay the advisor an advisory fee in accordance with the advisory agreement. The adjustment reflects the pro-forma impact as the IPO and related Formation Transactions are presented as if they occurred on January 1, 2014.

(BB) Reflects a pro rata portion of the expense of stock-based compensation to be granted to the Advisor as part of the formation transactions for the periods presented. The expense will be amortized over the vesting period.

(CC) Reflects the estimated costs to operate the entity as a public company comprised of insurance, directors, public reporting and other miscellaneous costs.

(DD) Reflects the reduction of interest expense from the repayment of mortgage debt upon consummation of the IPO. Additionally, reflects the increase in interest expense for the periods presented on the $95 million and $23.5 million mortgage loans to be guaranteed by the Operating Partnership as to certain “non-recourse covenants” and secured by a mortgage on the fee simple interest in the Cherry Creek Corporate Campus, City Center and Corporate Parkway properties and the AmberGlen properties. A secured revolving credit facility of $30 million authorized with $26.4 million available immediately, was obtained following the formation. Pro forma also reflects the amortization of the associated financing costs on the mortgage loans and the secured revolving credit facility for the periods presented.

In connection with the prepayment of the mortgage loan secured by Cherry Creek Corporate Campus, City Center, Corporate Parkway and Central Fairwinds, $1.1 million of deferred financing costs were written-off. Additionally prepayment costs of approximately $1.7 million were incurred.

(EE) Reflects reversal of gain on equity investment as the acquisition of the remaining 57.7% interest in Cherry Creek is presented as if it occurred on January 1, 2014.

(FF) Reflects reversal of net income attributable to the Predecessor as the IPO and related Formation Transactions are presented as if they occurred on January 1, 2014.